EXHIBIT 4.5
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               Morgens, Waterfall, Vintiadis & Company, Inc.
                            10 East 50th Street
                            New York, NY  10022



Banyan Strategic Realty Trust
150 South Wacker Drive
Suite 2900
Chicago, IL  60606


Gentlemen:

      Reference is hereby made to that certain Convertible Term Loan Agreement dated October 10, 1997, as three times amended (the "Loan Agreement"), by and among Banyan Strategic Realty Trust and various entities listed therein for all of whom Morgens, Waterfall, Vintiadis & Company, Inc. acts as authorized agent. Initially capitalized terms in this letter shall have the same meaning given such terms in the Loan Agreement.

      Pursuant to the Third Amendment to the Loan Agreement dated as of September 13, 1999, the due date for a loan fee originally due on October 14, 1999 was extended to November 15, 1999. Morgens, Waterfall, Vintiadis & Company, Inc. desires to again extend such due date.

      Accordingly, please be advised that the loan fee described in Section 2.3, which is currently due on November 15, 1999, is not due until December 15, 1999, and shall be calculated in respect to the balance of the loans outstanding on that date.

      We acknowledge adequate consideration for this extension. No other terms of the Loan Agreement are affected hereby. Please acknowledge your agreement with the foregoing by executing below.


                              Very truly yours,

                              Morgens, Waterfall, Vintiadis & Company, Inc.


                              By:   /s/ DANIEL M. LEVINSON
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                              Title: Managing Director
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Acknowledged:

Banyan Strategic Realty Trust


By:   /s/ ROBERT G. HIGGINS
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Title: Vice President
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Date: October 14, 1999
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